EXHIBIT 5.1

                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036


                                   May 5, 2000


Golden Books Family Entertainment, Inc.
Golden Books Publishing Company, Inc.
888 Seventh Avenue, 40th Floor
New York, New York  10106

Re: Registration Statement on Form S-1 filed by Golden Books Family Entertainment, Inc. and
     Golden Books Publishing Company, Inc.

Dear Sirs:

     We have acted as counsel to Golden Books Family Entertainment, Inc., a Delaware corporation ("Golden Books"), and Golden Books Publishing Company, Inc., a Delaware corporation ("Golden Books Publishing"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of $34,011,200 principal amount of Golden Books Publishing's 10.75% Senior Secured Notes due 2004 (the "Notes"), 3,477,832 shares of common stock of Golden Books (the "Common Stock") and the guarantee to be endorsed on the Notes by Golden Books (the "GB Guarantee"), Golden Books Home Video, Inc. (the "GBH Guarantee"), Shari Lewis Enterprises, Inc. (the "SLE Guarantee"), SLE Productions, Inc. (the "SP Guarantee") and LRM Acquisition Corp. (the "LRM Guarantee").

     We have made such investigation and examined such documents, corporate records, certificates of officers of Golden Books and Golden Books Publishing and public officials, and other instruments as we have deemed necessary to express the opinion hereinafter set forth.

     Based upon the foregoing, it is our opinion that:

     (1) the Notes described in the Registration Statement have been duly and validly authorized;

     (2) the Notes are binding obligations of Golden Books Publishing except to the extent that the enforceability of the Notes may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, fraudulent transfer or other laws or decisions relating to



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or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (3) the Common Stock described in the Registration Statement has been duly and validly authorized and is validly issued, fully paid and nonassessable;

     (4) the GB Guarantee is a binding obligation of Golden Books except to the extent that the enforceability of the GP Guarantee may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, fraudulent transfer or other laws or decisions relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (5) the GBH Guarantee is a binding obligation of Golden Books Home Video, Inc. except to the extent that the enforceability of the GBH Guarantee may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, fraudulent transfer or other laws or decisions relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (6) the SLE Guarantee is a binding obligation of Shari Lewis Enterprises, Inc. except to the extent that the enforceability of the SLE Guarantee may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, fraudulent transfer or other laws or decisions relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (7) the SP Guarantee is a binding obligation of SLE Productions, Inc. except to the extent that the enforceability of the SP Guarantee may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, fraudulent transfer or other laws or decisions relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (8) the LRM Guarantee is a binding obligation of LRM Acquisition Corp. except to the extent that the enforceability of the LRM Guarantee may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, fraudulent transfer or other laws or decisions relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     The opinion expressed herein is limited to the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States.




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     We hereby consent to the use of our name under the caption "Legal Matters"
in the prospectus constituting a part of the Registration Statement and to the use of this opinion for filing as exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission hereunder.

                                       Yours very truly,


                                       /s/ Proskauer Rose LLP
                                       Proskauer Rose LLP





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